EXHIBIT 10.1

$1,700,000

SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION
LOAN AND SECURITY AGREEMENT

by and among

THE ORIGINAL SOUPMAN, INC.,
SOUPMAN, INC.

KIOSK CONCEPTS, INC.

as Borrowers,

and

SOUPMAN LENDING LLC
as Lender

Dated as of July 17, 2017

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION.	5
1.1	Definitions.	5
1.2	Accounting Terms..	21
1.3	UCC.	21
1.4	Construction..	21
1.5	Schedules and Exhibits..	22
2.	LOAN AND TERMS OF PAYMENT.	22
2.1	[Intentionally Omitted].	22
2.2	Agreement to Lend; Revolving Loan Advances; Security Instruments and Loan Documents.	22
2.3	Borrowing Procedures.	22
2.4	Payments; Reductions of Commitments; Prepayments.	23
2.5	Overadvances.	24
2.6	Interest Rates and Rates, Payments, and Calculations.	25
2.7	Crediting Payments; Clearance Charge.	26
2.8	Designated Account.	26
2.9	Maintenance of Loan Account; Statements of Obligations	26
2.10	Fees.	26
3.	CONDITIONS; TERM OF AGREEMENT.	27
3.1	Conditions Precedent to Advances of Interim Order Amount	27
3.2	Conditions Precedent to all Extensions of Credit.	28
3.3	Maturity.	29
3.4	Effect of Maturity.	29
4.	REPRESENTATIONS AND WARRANTIES.	29
4.1	Due Organization and Qualification.	30
4.2	Due Authorization; No Conflict.	30
4.3	[Intentionally Omitted].	31
4.4	Binding Obligations; Perfected Liens.	31
4.5	Title to Assets; No Encumbrances.	31
4.6	Jurisdiction of Formation; Location of Chief Executive Office; Organizational; Identification Number; Commercial Tort Claims.	31
4.7	Litigation.	32
4.8	Compliance with Laws.	32
4.9	No Material Adverse Change.	32
4.10	Fraudulent Transfer..	32

i

4.11	Employee Benefits.	32
4.12	Environmental Condition.	33
4.13	Intellectual Property..	33
4.14	Leases.	33
4.15	Deposit Accounts and Securities Accounts.	33
4.16	Complete Disclosure.	34
4.17	[Intentionally Omitted].	34
4.18	Patriot Act.	34
4.19	Indebtedness.	34
4.20	Payment of Taxes..	34
4.21	Governmental Regulation.	35
4.22	Budget..	35
5.	AFFIRMATIVE COVENANTS.	35
5.1	Financial Statements, Reports, Certificates.	35
5.2	Reporting.	35
5.3	Existence..	36
5.4	Maintenance of Properties And Intellectual Property; Permits.	36
5.5	Taxes.	36
5.6	Insurance.	36
5.7	Inspection.	37
5.8	Compliance with Laws.	37
5.9	Environmental.	37
5.10	Disclosure Updates..	38
5.11	Formation of Subsidiaries. .	38
5.12	Further Assurances.	38
5.13	Staffing.	38
5.14	[Intentionally Omitted].	38
5.15	[Intentionally Omitted].	38
5.16	[Intentionally Omitted].	38
5.17	Budget..	39
6.	NEGATIVE COVENANTS.	39
6.1	Indebtedness..	39
6.2	Liens.	39
6.3	Restrictions on Fundamental Changes.	39
6.4	Disposal of Assets.	39
6.5	Change Name.	39

6.6	Nature of Business.	39
6.7	Prepayments and Amendments.	40
6.8	Change of Control.	40
6.9	Restricted Junior Payment.	40
6.10	Accounting Methods..	40
6.11	[Intentionally Omitted].	40
6.12	Transactions with Affiliates.	40
6.13	Use of Advances..	40
6.14	Prepetition Indebtedness.	41
6.15	Limitation on Capital Expenditures.	41
6.16	Chapter 11 Cases.	41
6.17	Plan.	41
7.	PERFORMANCE COVENANTS	41
7.1	Budget Covenant.	41
8.	EVENTS OF DEFAULT.	41
8.1	Event of Default.	41
8.2	Rights and Remedies.	43
8.3	Remedies Cumulative.	44
8.4	Remedies on Operating Account.	44
9.	PRIORITY AND COLLATERAL SECURITY	45
9.1	Superpriority Claims and Collateral Security.	45
9.2	[Intentionally Omitted].	46
9.3	No Discharge; Survival of Claims.	46
10.	WAIVERS; INDEMNIFICATION.	46
10.1	Demand; Protest; etc.	46
10.2	Lender’s Liability for Collateral.	46
10.3	Indemnification.	46
11.	NOTICES.	47
12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.	48
13.	[INTENTIONALLY OMITTED].	49
14.	AMENDMENTS; WAIVERS; SUCCESSORS; INDEMNIFICATION.	49
14.1	Amendments and Waivers.	49
14.2	[Intentionally Omitted].	49
14.3	No Waivers; Cumulative Remedies.	49
14.4	Successors..	49
14.5	Costs and Expenses; Indemnification..	50

15.	[INTENTIONALLY OMITTED].	50
16.	[INTENTIONALLY OMITTED].	50
17.	GENERAL PROVISIONS.	50
17.1	Effectiveness.	50
17.2	Section Headings.	50
17.3	Interpretation.	50
17.4	Severability of Provisions.	50
17.5	Debtor-Creditor Relationship.	50
17.6	Counterparts; Electronic Execution.	51
17.7	Revival and Reinstatement of Obligations.	51
17.8	[Intentionally Omitted].	51
17.9	Lender Expenses.	51
17.10	USA PATRIOT Act..	51
17.11	Integration.	51
18.	JOINT AND SEVERAL LIABILITY	51
18.1	Inducement.	52
18.2	Combined Liability..	52
18.3	Separate Exercise of Remedies.	52

SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION
LOAN AND SECURITY AGREEMENT

THIS SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT (this “Agreement”), is entered into as of July 6, 2017, by and among Soupman Lending LLC, a California limited liability company (together with its successors and assigns, the “Lender”), The Original Soupman, Inc. a Delaware corporation, Soupman Inc., a Delaware corporation and Kiosk Concepts, a Delaware Corporation (collectively, the “Borrowers” or “Debtors”).

WHEREAS, on June 13, 2017 (the “Petition Date”), the Borrowers commenced voluntary bankruptcy proceedings, under Chapter 11 of the Title 11 of the United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are pending as Case No. 17-11313 (jointly administered) (the “Chapter 11 Cases”).

WHEREAS, Borrowers remain in possession of their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, Borrowers have requested that Lender provide financing to Borrowers consisting of a senior secured super priority term loan in a principal amount of up to $1,700,000 (the “Facility”) pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code;

WHEREAS, Lender has indicated its willingness to agree to extend the Facility to Borrowers, all on terms and conditions set forth herein and in the other Loan Documents and in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code, so long as the Obligations are (i) secured by Liens on the Collateral granted by Borrowers, subject in priority only to the Carveout, as hereinafter provided, and (ii) given superpriority status as provided in the Interim Order and, on and after the entry thereof, the Final Order, subject in priority only to the Carveout; and

WHEREAS, Borrowers have agreed to provide such collateral security, superpriority claims and adequate protection, subject to the approval of the Bankruptcy Court.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.

DEFINITIONS AND CONSTRUCTION.

1.1

Definitions.  As used in this Agreement, the following terms shall having the meanings specified below:

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Additional Documents” has the meaning specified in Section 5.12 of the Agreement.

“Advances” has the meaning specified in Section 2.2(a) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Applicable Premium” means, with respect to the repayment and retirement of the Facility prior to the Maturity Date, unless the Facility is repaid pursuant to a Plan of Reorganization by the applicable Chapter 11 Milestone, and in addition to the Exit Fee, the greater of the following (i) in the event the Facility is repaid in full prior to the Maturity Date with the proceeds from a Sale (other than a Sale to the Lender or its assignee), a payment equal to the amount of accrued interest under the Facility that would have accrued over the full period through the Stated Maturity Date less any actual interest payments received plus ten percent (10%) of amounts to be distributed to creditors or interest holders pursuant to the priorities set forth in the Bankruptcy Code after payment of the claims of the Prepetition Secured Parties allowed by the Bankruptcy Court or (ii) any break-up fee and expense reimbursement awarded to the Lender should the Lender serve as a stalking horse bidder in a Sale.  The DIP Lender may apply any such prepayments and any payments made thereunder in any order of priority determined by the DIP Lender in its exclusive judgment.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrowers to Lender.

“Avoidance Actions” means all claims, causes of action under Sections 544, 545, 547, 548 through 551 and 553(b) of the Bankruptcy Code and any proceeds thereof.

“Bankruptcy Code” has the meaning specified in the recitals hereto.

“Bankruptcy Court” has the meaning specified in the recitals hereto.

“Benefit Plan” means a (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) for which the Loan Parties or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years and (ii) any other healthcare, pension, multiemployer benefit, welfare or similar plans or obligations of any Loan Party maintained for any of its employees, officers or directors.

“Borrowers” has the meaning specified in the preamble to this Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by Lender.

“Budget” has the meaning specified in Section 5.17 of the Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Carveout” shall mean “Carveout” as that term is defined in the Financing Orders.

“Carveout Professionals” shall mean “Carveout Professionals” as that term is defined in the Order.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances or time deposits maturing within one (1) year from the date of acquisition thereof issued or guaranteed by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Change of Control” means the occurrence of any of the following:

(a)

if any Loan Party is a corporation, any merger, consolidation, sale, transfer or pledge of such Loan Party’s Stock or the creation or issuance of new stock;

(b)

if any Loan Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner, or the sale, transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest of any general partner or any profits or proceeds relating to such general partnership interest, or the sale or pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests;

(c)

if any Loan Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the sale, transfer or pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the sale, transfer or pledge of non-

managing membership interests or the creation or issuance of new non-managing membership interests;

(d)

[Intentionally Omitted]; or

(e)

If without the Lender’s prior consent, in its sole discretion, (i) a Loan Party voluntarily removes or replaces an independent director, if any, of any Loan Party or subsidiary thereof; (ii) the current CEO of any Loan Party or subsidiary thereof is removed or replaced; (iii) the current CRO of any Loan Party or subsidiary thereof is removed or replaced; or (iv) a majority of current the board of directors of any Loan Party or subsidiary thereof is removed or replaced.

“Chapter 11 Cases” has the meaning specified in the recitals hereto.

“Closing Date” means the first date upon which funds are advanced pursuant to the Interim Order entered by the Bankruptcy Court.

“Collateral” means, collectively, (a) all equity and ownership interests of each Loan Party, (b) all assets, rights, and interests of each Loan Party including all real property and all personal property all whether now owned or existing or hereafter acquired, (c) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, and investment property and support obligations, all whether now owned or existing or hereafter acquired, (d) all unencumbered assets and interests in assets and proceeds thereof now owned or hereafter acquired by the Loan Parties in or upon which a Lien is granted in favor of Lender, (e) the collateral described in each Security Instrument and all Prepetition Collateral, (f) the Designated Account and all funds therein, (g) all Deposit Accounts and Securities Accounts with respect to the Collateral and all funds therein, (h) any property subject to liens or security interest that may be avoided pursuant to the Bankruptcy Code (i) all Commercial Tort Claims (including D&O claims), (j) all claims and proceeds from any claims asserted against current or former directors or officers or managers of the Borrowers, (k) all Intellectual Property of each Borrower and related assets, (l) all other claims and causes of action and the proceeds thereof including, proceeds of Avoidance Actions; (m) all other goods (including but not limited to fixtures) and personal property of such Loan Party, whether tangible or intangible and wherever located;  (n) to the extent not covered by the foregoing, all other assets or property of the Debtors, whether tangible, intangible, real, personal or mixed and all of proceeds (as such term is defined in the UCC) and products of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, whether tangible or intangible, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds), other than any rental proceeds that Loan Parties are not (or would not be) entitled to deduct from the purchase price in connection with any sale of the Collateral to which they relate.

“Commitment” means the maximum principal amount of Lender’s obligation to make Loans to Borrowers pursuant to Section 2 hereof.  As of the Closing Date, the Commitment is $1,000,000. Upon entry of the Final Order, the Commitment is $1,700,000.

“Commitment Fee” means the fee of 2.00% of the Facility, which shall be earned and payable upon entry of the Interim Order and which shall be paid to the Lender on the Closing Date from the proceeds of the Facility.

“Committee” means the statutory committee of unsecured creditors appointed by the United States Trustee in relation to the Chapter 11 Cases.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B-1 delivered by the Authorized Person of Borrowers to Lender.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily Cash Report” has the meaning specified in Section 5.2(c) of the Agreement.

“Debtors” has the meaning set forth in the recitals hereto.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the UCC) and also the Designated Account.

“Designated Account” means the Deposit Account of Borrowers identified on Schedule D-1.

“Designated Account Bank” has the meaning specified in Schedule D-1.

“Dollars” or “$” means United States dollars.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of and Loan Parties, any Subsidiary of the Loan Parties, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Parties, any Subsidiary of the Loan Parties, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on the Loan Parties, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the UCC).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of the Loan Parties under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Loan Parties under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which the Loan Parties is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with the Loan Parties and whose employees are aggregated with the employees of the Loan Parties under IRC Section 414(o).

“Event of Default” has the meaning specified in Section 8 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exit Fee” means the fee of 5.00% of the Facility, which shall be due and payable in cash, without further order of the Bankruptcy Court, upon (i) the Maturity Date or (ii) the date of payment of the Applicable Premium.

“Extraordinary Receipts” means any cash received by the Loan Parties not in the Ordinary Course (net of all out-of-pocket fees, costs, legal fees, court costs, taxes and other expenses incurred by the Loan Parties in connection with the collection, litigation, adjudication, arbitration, receipt or recovery of any such Extraordinary Receipt) consisting of, without limitation, (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (except for proceeds of any Avoidance Actions) (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Loan Parties, or (ii) received by the Loan Parties as reimbursement for any payment previously made to such Person), (c) any purchase price adjustment (other than a working capital adjustment received in connection with any purchase agreement), (d) any insurance proceeds or tax refunds but excluding any refund of premiums for workers compensation insurance, and (e) any refunds relating to any employee benefit plans.

“Facility” has the meaning specified in the recitals to the Agreement.

“Fees” means all fees due to the Lender under this Agreement, any Loan Document or the Financing Orders including the Commitment Fee, the Funding Fee and the Exit Fee.

“Financing Orders” means the Interim Order and the Final Order; and “Financing Order” means whichever of the Interim Order or the Final Order is then in effect.

“Final Hearing” means a hearing held by the Bankruptcy Court regarding the approval of the Final Order.

“Final Order” means a final order of the Bankruptcy Court authorizing and approving the Debtors’ entry into this Agreement and the other Loan Documents, in form and substance satisfactory to Lender, in its sole discretion, Borrowers, and their respective counsel, on a final basis and entered following a final hearing.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Fee” means 2% of the Facility, payable (i) upon entry of the Interim Order, in amount equal to 2% of the Interim Order Amount and (ii) upon entry of the Final Order, in amount equal to 2% of the balance of the Facility.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Indebtedness” means (a) all obligations for borrowed money, including, without limitation, the Obligations, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all payment obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person, (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products, or (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified in Section 10.3 of the Agreement.

“Insolvency Proceeding” means a proceeding under the Bankruptcy Code, an assignment for the benefit of credits, the appointment of a receiver, or any similar proceeding.

“Intellectual Property” means (a) all present and future trade secrets, know-how and other proprietary information, (b) trademarks, trademark applications, internet domain names, service marks, service mark applications, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world, (c) copyrights and copyright applications (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, (d) unpatented inventions (whether or not patentable), patents and patent applications, (e) industrial design applications and registered industrial designs, (f) license agreements related to any of the foregoing and income therefrom, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing, (g) the right to sue for all past, present and future infringements of any of the foregoing, (h) all other intellectual property, and (i) all common law and other rights throughout the world in and to all of the foregoing.

“Interim Order” means the Interim Order (I) Authorizing the Debtors to Obtain Postpetition financing and Grant Security Interests and Superpriority Administrative Expense Status; (II) Modifying the Automatic Stay; (III) Authorizing the Debtors to Enter into Soupman Lending LLC; (IV) Authorizing Use of Cash Collateral; (V) Scheduling a Final Hearing and (VI) Granting Related Relief.

“Interim Order Amount” means, for the period between the Interim Order and the Final Order, up to $1,000,000.00.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” has the meaning set forth in the preamble to the Agreement.

“Lender Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Loan Parties under any of the Loan Documents that are paid, advanced, or incurred by Lender, including the work fee owed to Lender’s counsel pursuant to the Financing Orders, (b) out-of-pocket fees or charges paid or incurred by Lender in connection with its transactions with the Loan Parties under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs, fees (including attorneys fees) and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Lender related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with the Loan Parties, (h) Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including rating the Facility), or amending the Loan Documents, and (i) Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning the Loan Parties or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, Lender, together with Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lender’s Liens” means the Liens granted by the Loan Parties to Lender under the Loan Documents.

“Lien” means any pledge, hypothecation, assignment (which is intended as security), charge, deposit arrangement (which is intended as security), encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever (which is intended as security), including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, at any time, the dollar amount of Borrowers’ unrestricted cash held in Borrowers’ deposit accounts as of such time (minus the aggregate amount of all outstanding checks, debits, offsets or other obligations with respect thereto), so long as subject to Lender’s perfected Superpriority Claim and Liens.

“Loan Account” means the Deposit Account of Lender identified on Schedule A-1.

“Loan Amount” means (a) prior to entry of the Final Order, up to the Interim Order Amount and (b) thereafter, up to $1,700,000.00 minus, in the case of each of clauses (a) and (b), the Commitment Fee, Funding Fee, and work fee amount paid to Lender’s counsel and any other fees or costs due and owing to the Lender including, to the extent applicable, the Exit Fee and the Applicable Premium.

“Loan Documents” means the Agreement, the DIP Term Sheet, the Interim Order, the Final Order, the Governing Documents, and any other note or notes executed by Borrowers in connection with the Agreement and payable to Lender, any other agreement entered into, now or in the future, by the Loan Parties and Lender in connection with the Agreement, and all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

“Loan Party” means any of the Borrowers.

“Material Adverse Change” means (a) except as a result of the commencement of the Chapter 11 Cases, a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties, taken as a whole, (b) a material impairment of the Loan Parties’ ability to perform their obligations under the Loan Documents to which they are parties or of Lender’s ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of Lender’s Liens with respect to a material portion the Collateral as a result of an action or failure to act on the part of the Loan Parties.

“Maturity Date” means the earliest of (i) August 31, 2017 (the “Stated Maturity Date”); (ii) the effective date of a Plan of Reorganization; (iii) the date that is thirty (30) days after the date of the Interim Order if the Final Order has not yet been entered; (iv) entry of an order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or dismissing any of the Chapter 11 Cases; (v) the closing of a sale of substantially all of the Debtors’ assets and (vi) the acceleration of the outstanding Obligations under the Facility or termination of the commitments under the DIP Facility, including, without limitation, as a result of the occurrence of an Event of Default pursuant to Section 8.

“Moody’s” has the meaning specified in the definition of Cash Equivalents.

“Net Cash Proceeds” means:

(a)

with respect to any sale or disposition by the Loan Parties of assets outside of the ordinary course of business, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of the Loan Parties, in connection therewith after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by the Loan Parties in connection with such sale or disposition and (ii) taxes paid or payable to any taxing authorities by the Loan Parties in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Loan Parties, and are properly attributable to such transaction; provided however for the avoidance of doubt, that such reasonable fees, commissions and expenses shall exclude fees and expenses of estate professionals, including the Wyse success fee, and of any Prepetition Secured Party or its counsel or advisor,  and

(b)

with respect to the issuance or incurrence of any Indebtedness by the Loan Parties, or the issuance by the Loan Parties of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Loan Parties in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by the Loan Parties in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by the Loan Parties in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Loan Parties, and are properly attributable to such transaction.

“Net Cash Flow” means net cash receipts less actual cash disbursements (without considering proceeds of Advances).

“Obligations” means all loans, Advances, debts, principal, interest, contingent reimbursement or indemnification obligations, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, Lender Expenses, guaranties, covenants, and duties of any kind and description owing by any Loan Party to Lender pursuant to or evidenced by the Loan Documents and/or pursuant to or in connection with any one or more documents, instruments or agreements described in clause (i) of the definition of Lender Expenses and, in each case, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, including without limitation in connection with the collection or enforcement of or preservation of rights under the Loan Documents.

“Ordinary Course” shall mean, in respect of any Person, the ordinary course and reasonable requirements of such Person’s business, as conducted in accordance with past practices, and undertaken in good faith and not for purposes of evading any provision of any Loan Document or material applicable law.

“Organizational Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, any shareholder rights agreement and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization and all applicable resolutions of any managing member of such limited liability company, and (d) any agreement between any Loan Party and its shareholders, members, partners or its equity owners, or among any of the foregoing.

“Overadvance” has the meaning specified in Section 2.5 of the Agreement.

“Patriot Act” has the meaning specified in Section 4.18 of the Agreement.

“Performance Covenants” means the covenants set forth in Section 7 of this Agreement.

“Permits” means any license, lease, power, permit, franchise, certificate, authorization or approval issued by a Governmental Authority.

“Permitted Dispositions” means:

(a)

sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b)

any involuntary loss, damage or destruction of property,

(c)

any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(d)

the making of a Permitted Investment, and

(e)

dispositions expressly set forth in the Budget.

“Permitted Indebtedness” means:

(a)

Indebtedness evidenced by the Agreement and the other Loan Documents,

(b)

Indebtedness consisting of unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations,

(c)

Indebtedness incurred in the ordinary course of business during the Chapter 11 Cases under performance, surety, statutory, and appeal bonds,

(d)

Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, in an amount not to exceed $250,000 at any time outstanding incurred in the Ordinary Course under financing arrangements related to the payment of premiums and deductibles under insurance policies so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of such insurance (exclusive of interest, fees and other charges incurred in connection with premium financing), and shall be incurred only to defer the cost of, such insurance for a period not to exceed one year and shall be payable in full not later than the end of such one year period, and

(e)

Indebtedness composing Permitted Investments.

“Permitted Investments” means:

(a)

Investments in cash and Cash Equivalents,

(b)

advances made in connection with purchases of goods or services in the ordinary course of business,

(c)

Investments received in settlement of amounts due to any Loan Party effected in the ordinary course of business or owing to any Loan Party as a result of insolvency proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party,

(d)

guarantees permitted under the definition of Permitted Indebtedness,

(e)

Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(f)

deposits of cash made in the ordinary course of business to secure performance of operating leases, and

(g)

so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $25,000 during the term of the Agreement.

“Permitted Liens” means the Carveout.

“Permitted Protest” means the right of Borrowers to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrowers’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrowers or its Subsidiary, as applicable, in good faith, and (c) Lender is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.

“Permitted Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Permitted Variance” means a variance of disbursement amounts on the Budget of no more than 10.00%, which shall be tested on a cumulative, as opposed to a line-by-line, basis; provided that regardless of any aforementioned Permitted Variance, the Debtors shall not be permitted to make any disbursements in connection with estate professional fees in excess of the budgeted amount set forth in the Budget.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Petition Date” means June 13, 2017.

“Plan of Reorganization” means a chapter 11 plan for any of the Loan Parties, that provides for, inter alia, payment in full in cash of all Obligations on the effective date thereof, together with releases, exculpations, waivers and indemnification, acceptable to Lender, in its reasonable discretion.

“Prepetition Collateral” means all of the “Collateral” (as that term is defined in the Prepetition First Priority Loan Documents) existing as of the Petition Date, and all proceeds, rents, issues, profits and products thereof.

“Prepetition First Priority Loan Documents” means (i) Securities Purchase Agreement dated as of  July 26, 2016, with Hillair Capital Investments, L.P pursuant to which Hillair Capital Investments, L.P and the purchasers therein purchased; (ii) the 2016 Debenture pursuant to which the Debtors issued certain 8% Original Issue Discount Senior Secured Convertible Debenture Due April 1, 2018 in the principal amount of $3,360,000.00; (iii) the 2017 Debenture pursuant to which the Debtors issued certain 8% Original Issue Discount Senior  Secured Convertible Debenture Due April 15, 2018 in the principal amount of $120,750.00; (iv) Security Agreement dated as of July 26, 2016, which granted to the Prepetition Secured Parties liens, pledges, and security interests in the collateral described therein, including but not limited to  the respective Debtors’ rights and interests in personal property and any proceeds thereof; (v) Subordination Agreement, dated July 27, 2016,  then existing creditor Penny Fern Hart agreed to subordinate such creditor’s indebtedness to Hillair as set forth therein and (vi) Subsidiary Guarantee, dated July 26, 2016 pursuant to which The Original Soupman, Inc., and Kiosk Concepts, Inc. and non-debtor International Gourmet Soups, Inc. unconditionally guaranteed the obligations under the Debentures owing to the Prepetition Secured Parties.

“Prepetition Secured Parties” means Hillair Capital Investments, L.P. and the purchasers under the Securities Purchase Agreement dated as of July 26, 2016.

“Prepetition First Priority Obligations” means all indebtedness or obligations under the Prepetition First Priority Loan Documents, together with all agreements, documents and instruments executed in connection therewith, as of the Petition Date, including contingent liabilities under outstanding letters of credit, and all fees, costs, interest, and expenses.

“Projections” means Borrowers’ cash flow projections, prepared on a basis consistent with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Restricted Junior Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Stock issued by the Loan Parties in their capacity as such, (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving any Loan Party) any Stock issued by the Loan Parties, or (c) declare, pay or agree to pay any management, advisory or similar fees or expenses.

“Sale” means the sale of all or substantially all of any of the assets of any of the Borrowers, including the Collateral, to any party, including the Lender, pursuant to the provisions of Section 363 of the Bankruptcy Code.

“Schedules” means those certain schedules annexed to the Agreement and made a part thereof.

“S&P” has the meaning specified in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Security Instruments” means all UCC financing statements filed in connection with the Facility and the Advances.

“Shareholder Blocking Rights” shall mean any rights or ability (direct or indirect) of any owner or holder of any Stock of any Loan Party to consent to, restrain, delay, impair or otherwise interfere with, the exercise of any of Lender’s rights or remedies under the Loan Documents or otherwise or impair the control of the Borrowers.

 “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Superpriority Claim” means a claim against the Loan Parties or their estates in the Chapter 11 Cases which is an administrative expense claim having priority over (a) any and all allowed administrative expenses, and (b) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in Sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(b) and (c), 507(b), 546(c), 546(d), 726 (to the extent permitted by law), 1113 or 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code.

“Termination Date” has the meaning specified in Section 3.3 of the Agreement.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time.

“United States” means the United States of America.

“Voidable Transfer” has the meaning specified in Section 17.7 of the Agreement.

“Weekly Budget Variance Report” has the meaning specified in Section 5.2 of the Agreement.

1.2

Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Borrowers notifies Lender that Borrowers requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrowers that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then Lender and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change in GAAP with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers on a consolidated basis, unless the context clearly requires otherwise.

1.3

UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4

Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations (with all such Obligations consisting of monetary or payment Obligations having been paid in full in cash). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.  This Agreement hereby replaces the DIP Term Sheet shall control.

1.5

Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.

LOAN AND TERMS OF PAYMENT.

2.1

[Intentionally Omitted].

2.2

Agreement to Lend; Revolving Loan Advances; Security Instruments and Loan Documents.

(a)

Subject to the terms and conditions of this Agreement, Lender agrees, that after entry of the Interim Order and the Final Order, respectively, to make advances to Borrowers (the “Advances”); provided that in no event shall the Advances made by Lender exceed Lender’s Commitment nor shall the aggregate amount of all Advances exceed the Loan Amount.  Notwithstanding the foregoing, subject to the Permitted Variances, no Advance shall exceed the amount of borrowings permitted under the Budget to be outstanding for such period identified as the “Ending DIP Balance” on the Budget.

(b)

The outstanding unpaid principal balance and all accrued and unpaid interest on the Advances shall be due and payable on the earlier of the (i) Termination Date, and (ii) date of the acceleration of the Obligations in accordance with the terms hereof.  All principal of, interest on, and other amounts payable in respect of the Advances shall constitute Obligations.

(c)

The Advances shall be evidenced by the Loan Documents (including, without limitation, the Interim Order and the Final Order), and secured by this Agreement, the Interim Order, the Final Order, and the other Loan Documents.

(d)

Each Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Borrowers promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Termination Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.3

Borrowing Procedures.

(a)

Procedure for Borrowing.  Each Borrowing under Section 2.2(a) shall be made by a written request by an Authorized Person of Borrowers delivered to Lender;

provided, however, that Borrowers shall submit requests after approval of the Interim Order for an amount not to exceed the Interim Order Amount and the Final Order in the amount of $2,000,000.

(b)

[Intentionally Omitted].

(c)

[Intentionally Omitted].

2.4

Payments; Reductions of Commitments; Prepayments.

(a)

Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the Loan Account for the account of Lender and shall be made in immediately available funds, no later than 4:00 p.m. (Eastern time) on the date specified herein. Any payment received by Lender later than 4:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)

Apportionment and Application. All payments remitted to Lender and all proceeds of Collateral received by Lender shall be applied as follows (unless otherwise directed by Lender):

(i)

first, to pay any Lender Expenses (including cost or expense reimbursements including attorneys fees in excess of the $100,000 work fee to be paid to counsel) in accordance with the Financing Orders or indemnities then due to Lender under the Loan Documents, until paid in full,

(ii)

second, to pay any fees or the Applicable Premium then due to Lender under the Loan Documents until paid in full,

(iii)

third, to pay interest due in respect of the Advances until paid in full,

(iv)

fourth, to pay the principal of all Advances until paid in full,

(v)

fifth, to pay any other Obligations until paid in full, and

(vi)

sixth, to Borrowers (to be wired to the Designated Account) or as otherwise required by applicable law.

In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document (except for the Financing Orders), it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c)

Reduction of Commitments.  Any payment under Sections 2.4(d) or (e) shall permanently reduce the Commitment by the amount of such payment.

(d)

Optional Prepayments. Borrowers may prepay the entire outstanding principal amount of any Advance at any time, subject to the Applicable Premium.

(e)

Mandatory Prepayments.

(i)

Dispositions. Within one (1) Business Day of the date of receipt by any Loan Party of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by any Loan Party of any Loan Party’s assets, Borrowers shall prepay the outstanding amount of the Obligations, including the Applicable Premium, in accordance with Section 2.4(b) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Loan Party in connection with such sales or dispositions.  Nothing contained in this Section  2.4(e)(i) shall permit any Loan Party thereof to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(ii)

Extraordinary Receipts. Within one (1) Business Day of the date of receipt by any Loan Party of any Extraordinary Receipts that are not otherwise included in the Budget, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(b) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(iii)

Indebtedness. Within one (1) Business Day of the date of incurrence by any Loan Party of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations, including the Applicable Premium, in accordance with Section 2.4(b) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

2.5

Overadvances.  If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Section 2.2 is greater than the Loan Amount (any such excess, an “Overadvance”), unless otherwise consented to by Lender, Borrowers shall immediately pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b); provided, however, that in the case of an Overadvance that is caused solely as a result of the charging by Lender of Lender Expenses to the Loan Account, Borrowers shall have one (1) Business Day from the date of the initial occurrence of such Overadvance to pay to Lender, in cash, the amount of such excess.

2.6

Interest Rates and Rates, Payments, and Calculations.

(a)

Interest Rate. Except as provided in Section 2.6(c), all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a rate equal to 15.00% per annum. For the avoidance of doubt, for the purpose of calculating interest for purposes of this Section 2.6(a), Daily Balance shall exclude accrued but unpaid interest due or owing hereunder.

(b)

Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points (2%) above the per annum rate otherwise applicable hereunder without any notice from Lender or any other Person.  For the avoidance of doubt, for the purpose of calculating interest for purposes of this Section 2.6(b), Daily Balance shall exclude accrued but unpaid interest due or owing hereunder.

(c)

Payment. Except to the extent provided to the contrary in Section 2.10, interest, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding.  Borrowers hereby authorizes Lender, from time to time without prior notice to Borrowers, to charge all interest and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all fees and costs provided for in Section 2.10 (in each case, as and when due and payable), and all other payments as and when due and payable under any Loan Document to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances. Any interest, fees, costs, expenses, Lender Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances in accordance with the terms of this Agreement.

(d)

Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

(e)

Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7

Crediting Payments; Clearance Charge.  The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Loan Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Loan Account on a Business Day on or before 4:00 p.m. (Eastern time). If any payment item is received into the Loan Account on a non-Business Day or after 4:00 p.m. (Eastern time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

2.8

Designated Account. Lender is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or, without instructions, if pursuant to Section 14.5. Borrowers agrees to establish and maintain the Designated Account with the Designated Account Bank and to (i) receive the proceeds of the Advances requested by Borrowers and made by Lender hereunder in such Designated Account; and (ii) deposit all proceeds of the Collateral and all mandatory prepayments hereunder into such Designated Account, after which such sums shall be immediately paid to Lender to be applied in accordance with Section 2.4(b) and, upon such application, permanently reduce the Commitments in a like amount in accordance with Section 2.4(c).

2.9

Maintenance of Loan Account; Statements of Obligations. Lender shall maintain the Loan Account on its books in the name of Borrowers on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents including, accrued interest, fees and expenses, and Lender Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers’ account. Lender shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender.

2.10

Fees.

(a)

Upon entry of the Interim Order, the Borrowers shall pay to (i) the Lender from the proceeds of the Facility amounts equal to the Commitment Fee and the Funding Fee as set forth in the Interim Order and (ii) the Lender (or Lender’s counsel, Arent Fox LLP, at the direction of the Lender), $100,000 (the “Work Fee”), against which all accrued but unpaid Lender Expenses shall be credited.  All such fees shall be non-refundable and non-avoidable obligations of the Borrowers and shall be paid by the Borrowers in cash.  Upon entry of the

Final Order, the Borrowers shall pay from the proceeds of the Facility, the remaining amount of the Funding Fee as set forth in the Final Order.

(b)

Exit Fee. Upon the Maturity Date or the date of payment of the Applicable Premium, Borrowers shall pay to Lender the Exit Fee, without further order of the Bankruptcy Court, which amount shall be payable to Lender in cash.

3.

CONDITIONS; TERM OF AGREEMENT.

3.1

Conditions Precedent to Advances of Interim Order Amount and Facility Amount.  Lender shall not be required to make any Advances unless and until all of the conditions specified below shall have been satisfied (the making of any Advance by Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent contained in this Section 3.1).

(a)

Lender shall have received the Budget (as that is defined in Section 5.18 of this Agreement), in form and substance satisfactory to Lender, in its sole discretion.

(b)

The Bankruptcy Court shall have entered the Interim Order or Final Order (as applicable), in form and substance satisfactory to Lender, in its sole discretion, and such order shall be in full force and effect and shall not have been modified or amended (unless otherwise approved by Lender), reversed, stayed or subject to a motion for reargument or reconsideration, or appealed.  The Loan Parties and Lender shall be entitled to rely in good faith upon the Interim Order, and shall be permitted and required to perform their respective obligations in compliance with this Agreement notwithstanding any such objections thereto, unless the relevant order has been stayed by a court of competent jurisdiction.

(c)

Lender shall have received evidence, in form and substance reasonably satisfactory to Lender that the Loan Parties shall have obtained all requisite consents and approvals in connection with the filing of the Chapter 11 Cases, the execution, delivery and performance of this Agreement and the other Loan Documents.

(d)

Lender shall have received the consent of the Prepetition Secured Parties’ agent to the release of any Liens or other Obligations arising under the Prepetition First Priority Loan Documents prior to the receipt of the portion of the proceeds of the Facility necessary to satisfy the secured claim asserted by the Prepetition First Priority Lender or the GHN Reserve shall have been established pursuant to the Interim Order.

(e)

All fees required to be paid on the Closing Date under this Agreement shall have been paid (including, without limitation, the Work Fee).

(f)

All other documents in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

3.2

Conditions Precedent to all Extensions of Credit.

The obligation of Lender to make any Advances hereunder (or to extend any other credit hereunder), other than the Interim Order Amount, at any time shall be subject to the satisfaction (or waiver by Lender in its sole discretion) of the following conditions precedent (the making of any Advance or other extension of credit by Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent with respect to such Advance):

(a)

The Loan Parties shall have complied fully and completely with all applicable Performance Covenants through the date of the requested Advance set forth in Section 5.17 and Section 7.1, respectively.

(b)

The representations and warranties of the Loan Parties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c)

No Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

(d)

Other than with respect to the Interim Order Amount, the Bankruptcy Court shall have entered the Final Order, in form and substance satisfactory to Lender, in its sole discretion, on the first Business Day on or after thirty (30) days after entry of the Interim Order, and such order shall be in full force and effect and shall not have been modified or amended (unless otherwise approved by Lender), reversed, stayed or subject to a motion for reargument or reconsideration, or appealed.

(e)

Lender shall have received such other approvals, opinions or documents as Lender may reasonably request.

(f)

Each Loan Party shall have obtained any registrations, consents, approvals, notices, or other actions required by any Governmental Authority in connection with the execution, delivery, and performance by such Loan Party of the Loan Documents to which such Loan Party is a party, and the consummation of the transactions contemplated by the Loan Documents;

(g)

No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party or Lender; and

(h)

No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Lender’s sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

3.3

Maturity.

(a)

This Agreement shall continue in full force and effect for a term ending on the earliest of: earliest of (i) August 31, 2017 (the Stated Maturity Date); (ii) the effective date of a Plan of Reorganization; (iii) the date that is thirty (30) days after the date of the Interim Order if the Final Order has not yet been entered; (iv) entry of an order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or dismissing any of the Chapter 11 Cases; (v) the closing of a sale of substantially all of the Debtors’ assets and (vi) the acceleration of the outstanding Obligations under the Facility or termination of the commitments under the DIP Facility, including, without limitation, as a result of the occurrence of an Event of Default pursuant to Section 8 (the “Termination Date”).  All Obligations, including without limitation the outstanding unpaid principal balance and all accrued and unpaid interest on the Advances shall be due and payable on the Termination Date.  All principal of, interest on, and other amounts payable in respect of the Advances shall constitute Obligations.

(b)

The foregoing notwithstanding, Lender may terminate its obligations under this Agreement immediately upon the occurrence and during the continuation of an Event of Default.

3.4

Effect of Maturity.  Subject to the payment of any remaining amounts of the Carveout due and owing, on the Termination Date, all commitments of Lender to provide additional credit hereunder shall automatically be terminated and all Obligations immediately shall become due and payable without notice or demand. No termination of the obligations of Lender (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Lender’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full in cash and Lender’s obligations to provide additional credit under the Loan Documents have been terminated Lender will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Lender’s Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

4.

REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement, each Loan Party, to the best of its respective knowledge, makes the following representations and warranties to Lender which shall be true, correct, and complete, in all respects, as of the Closing Date, and shall be true, correct, and complete, in all respects, as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1

Due Organization and Qualification.

(a)

Subject to the Bankruptcy Court’s entry of the Financing Orders, each Loan Party thereof (i) is duly formed and existing and in good standing under the laws of the jurisdiction of its formation, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) subject to any limitation under applicable bankruptcy law, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)

Schedule 4.1(b) sets forth the complete and accurate ownership and capitalization of each Loan Party. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares or other equity interest of any Loan Party’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Loan Parties are not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock.

4.2

Due Authorization; No Conflict.

Subject to the Bankruptcy Court’s entry of the Financing Orders:

(a)

As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)

Other than as set forth on Schedule 4.2, as to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any Collateral of any Loan Party, other than Permitted Liens and liens in favor of Lender, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract or Material Leases of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts or Material Leases, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

4.3

[Intentionally Omitted].

4.4

Binding Obligations; Perfected Liens.

Subject to the Bankruptcy Court’s entry of the Financing Orders:

(a)

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(b)

Lender’s Liens are validly created, perfected and first priority Liens, subject only to the Carveout.  The Loan Parties own the Collateral described on Schedule 4.4 as of the Closing Date.

4.5

Title to Assets; No Encumbrances.  Each Loan Party thereof has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of such Loan Party’s and such Subsidiary’s assets that constitute Collateral hereunder. Upon payment of the Prepetition First Priority Obligations from the proceeds of the Facility, the Collateral is free and clear of Liens except for Permitted Liens.

4.6

Jurisdiction of Formation; Location of Chief Executive Office; Organizational; Identification Number; Commercial Tort Claims.

(a)

The name of (within the meaning of Section 9-503 of the UCC) and jurisdiction of formation of each Loan Party thereof is set forth on Schedule 4.6 (as such Schedule may be updated from time to time by notice from Borrowers to Lender to reflect changes resulting from transactions permitted under this Agreement).

(b)

The chief executive officer of each Loan Party thereof is located at the address indicated on Schedule 4.6 (as such Schedule may be updated from time to time by notice from Borrowers to Lender to reflect changes resulting from transactions permitted under this Agreement).

(c)

Each Loan Party’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6 (as such Schedule may be updated from time to time by notice from Borrowers to Lender to reflect changes resulting from transactions permitted under this Agreement).

(d)

All Commercial Tort Claims of each Loan Party are set forth on Schedule 4.6 (as such Schedule may be updated from time to time by notice from Borrowers to Lender to reflect changes resulting from transactions permitted under this Agreement).

4.7

Litigation.

Except with respect to the Chapter 11 Cases:

(a)

There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, threatened in writing against a Loan Party that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change, except as disclosed on Schedules 4.19 and 4.7(b).

(b)

Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $25,000 that, as of the Closing Date, is pending or, to the knowledge of the Loan Parties, threatened against a Loan Party or any Subsidiary thereof, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties in connection with such actions, suits, or proceedings is covered by insurance.

4.8

Compliance with Laws. Except as disclosed on Schedule 4.8, no Loan Party (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9

No Material Adverse Change. All historical financial statements relating to the Loan Parties that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, (i) in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments and (ii) any accounting of deferred revenue) and present fairly in all material respects, the Loan Parties’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Other than arising as the result of the commencement of the Chapter 11 Cases or those matters set forth on Schedule 4.7(b) or Schedule 4.19, since December 31, 2015, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties.

4.10

Fraudulent Transfer. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party or Subsidiary.

4.11

Employee Benefits. Except as set forth on Schedule 4.11, no Loan Party or Subsidiary thereof, or any of its ERISA Affiliates, maintains or contributes to any Benefit Plan. Such Benefit Plan complies with all provisions of applicable laws, rules, regulations, executive orders and codes.

4.12

Environmental Condition. Except to the extent that any of the matters referred to in clauses (a), (b), and (d) below could not reasonably be expected to result in a Material Adverse Change, (a) to the Loan Parties’ knowledge, no Loan Party’s or Subsidiary’s properties or assets has ever been used by a Loan Party or a Subsidiary or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to the Loan Parties’ knowledge, no Loan Party’s or Subsidiary’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party or Subsidiary thereof has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or Subsidiary thereof, except to the extent that such Liens are the subject of a Permitted Protest, and (d) no Loan Party or Subsidiary thereof nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13

Intellectual Property.  Schedule 4.13 sets forth all registered Intellectual Property owned, licensed or utilized by any Loan Party and sets forth all licenses of Intellectual Property granted by or to a third party and entered into by a Loan Party which are material to the business of such Loan Party. Each Loan Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property material to such Loan Party’s business. All Intellectual Property material to each Loan Party’s business is properly maintained, subsisting, in full force and effect and not in known conflict with the rights of any Person. Each Loan Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in its Intellectual Property. No actions, suits, proceedings or investigations are pending or, to the knowledge of any Loan Party, threatened with respect to the validity, enforceability, infringement, use or ownership of any Loan Party’s Intellectual Property. No Loan Party thereof is in material breach of or material default under any agreement, arrangement or instrument relating to any Intellectual Property, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in any of the foregoing.

4.14

Leases. Except as provided in Schedule 4.14 or defaults solely as a result of the filing of the Chapter 11 Cases, each Loan Party enjoys peaceful and undisturbed possession under all leases to which it is a party, and, subject to Permitted Protests, all of such leases are valid and subsisting and no material default by the applicable Loan Party or Subsidiary exists under any of them.

4.15

Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 is a listing of all of the Loan Parties’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16

Complete Disclosure. All financial statements and other factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Loan Parties’ industry) furnished on or before the date hereof by or on behalf of a Loan Party in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Loan Parties’ industry) hereafter furnished by or on behalf of a Loan Party in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Budget attached to this Agreement as Exhibit B-2 represents, and as of the date on which any other Budget is delivered to Lender, such additional Budget represents the Loan Parties’ good faith estimate, on the date such Budget is delivered, of the Loan Parties’ future performance for the periods covered thereby based upon the Loan Parties’ good faith assumptions believed by the Loan Parties to be reasonable at the time of the delivery thereof to Lender.

4.17

[Intentionally Omitted].

4.18

Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19

Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness (other than the Obligations) of each Loan Party outstanding immediately prior to the Closing Date in excess of $25,000 that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date. None of the Indebtedness set forth on Schedule 4.19 is secured by any of the Collateral.

4.20

Payment of Taxes. Except as provided on Schedule 4.20 and except as otherwise permitted under Section 5 all United States federal, state and other material tax returns and reports of each Loan Party required to be filed by any of them with respect to the Collateral have been timely filed, and all taxes due with respect to the period covered by such tax returns and all material assessments, fees and other governmental charges upon any Loan Party’s Collateral that are due and payable, other than taxes that are the subject of a Permitted Protest, have been paid when due and payable, (b) with respect to the Collateral, each Loan Party has made adequate provision in accordance with GAAP for all material taxes not yet due and payable, and (c) with respect to the Collateral, the Loan Parties know of no proposed tax assessment against a Loan Party with respect to United States federal or state taxes that is not being actively contested by such Loan Party diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.21

Governmental Regulation. No Loan Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.22

Budget. Attached to this Agreement as Exhibit B-2 is a true and complete copy of the initial Budget (as that is defined in Section 5.18 of this Agreement), in form and substance satisfactory to Lender, in its sole discretion.

5.

AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall comply with each of the following:

5.1

Financial Statements, Reports, Certificates. Deliver to Lender (a) when issued or received, reports to members and notices of defaults, litigation and other material events; and (b) at the time of a request for any Borrowing, a Compliance Certificate. In addition, the Loan Parties agree that no Loan Party will have a fiscal year different from that of Borrowers. In addition, the Loan Parties agree to maintain a system of accounting that enables the Loan Parties to produce financial statements in accordance with GAAP.

5.2

Reporting. Each Loan Party or Borrowers, as applicable, will: (a) comply with the agreements, requirements, covenants and undertakings set forth in Exhibit C-1, in accordance with the terms thereof; (b) commencing on the first Wednesday to occur after the entry of the Interim Order and on third Business Day of each week thereafter, prepare and deliver to Lender (x) a report, in a form and substance sufficient to allow testing under Section 7.1 hereof and otherwise reasonably acceptable to Lender, showing Borrowers’ and each other Loan Party’s actual cash receipts and disbursements for the preceding Saturday through Friday certified in writing by an Authorized Person of Borrowers as being true and accurate, together with a detailed reconciliation analysis of actual results compared to projected results for the prior week, and (y) a written explanation of all material variances (the “Weekly Budget Variance Report”); (c) commencing on the first Business Day after the entry of the Interim Order and on each Business Day thereafter, prepare and deliver to Lender a daily cash report setting forth Liquidity for the immediately prior Business Day, in form and substance acceptable to Lender, certified by an Authorized Person of Borrowers as being true and accurate (the “Daily Cash Report”); (d) update and roll-forward the proposed Budget no less frequently than every two (2) weeks or at such other interval as agreed to by the Lender and the Borrowers, each such amended Budget to be delivered to Lender no later than the third Business Day of each week for the week immediately prior; and (e) participate in a weekly conference call, if required, commencing on the third Business Day of each week following the Petition Date regarding the Budget, management issues, sale process, and other matters.

5.3

Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times (a) maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of formation) and (b) maintain all its rights and franchises, licenses and permits, except where the failure to maintain any such rights and franchises, or licenses and permits, could not reasonably be expected to result in a Material Adverse Change.

5.4

Maintenance of Properties And Intellectual Property; Permits. Except where the failure to do so could not be expected to result in a Material Adverse Change, (a) maintain and preserve all of its assets that are necessary to the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted, (b) comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest; and (c) maintain, comply with and keep in full force and effect its Permits and its Intellectual Property, except as could not be expected to result in a Material Adverse Change. Except as set forth on Schedule 5.5, each Loan Party is in material compliance with, and has, all Permits required for the operation of its business, and for the execution, delivery and performance by, and enforcement against, such Loan Party of each Loan Document. No Loan Party is in material breach of or default under the provisions of any such Permit, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in any of the foregoing.

5.5

Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Collateral to be paid in full, before delinquency or before the expiration of any extension period.

5.6

Insurance. At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Loan Parties also shall maintain business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Lender. All property insurance policies covering the Collateral are to be made payable to Lender for the benefit of Lender, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Lender may reasonably require to fully protect Lender’s interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Lender, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Lender and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Lender of the exercise of any right of cancellation. If any Loan Party fails to maintain such insurance, Lender may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Loan Parties shall give Lender prompt notice of any loss covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7

Inspection. Permit Lender and each of its duly authorized representatives or agent to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Lender may reasonably require and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrowers.

5.8

Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9

Environmental.

(a)

Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)

Comply with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, except to the extent that any such failure to comply could not reasonably be expected to result in a Material Adverse Change,

(c)

Promptly notify Lender of any release of which the Loan Parties have knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party that could reasonably be expected to result in a Material Adverse Change, and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law (except to the extent that any such noncompliance could not reasonably be expected to result in a Material Adverse Change), and

(d)

Promptly, but in any event within one (1) Business Day of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any Subsidiary thereof, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10

Disclosure Updates. Promptly and in no event later than one (1) Business Day after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report (other than materials marked as drafts and forward-looking information and projections and information of a general economic nature and general information about the Loan Parties’ industry) furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein (taken as a whole) not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11

Formation of Subsidiaries. No Loan Party may form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the Closing Date without the consent of Lender, in its sole discretion. Any Subsidiary that is formed after the Closing Date shall be considered a Borrower and execute any documentation reasonably requested by Lender.

5.12

Further Assurances. At any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Lender may reasonably request in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfected or to better perfect Lender’s Liens in all the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any Collateral acquired by any Loan Party after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, the Loan Parties authorize Lender to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorize Lender to file such executed Additional Documents in any appropriate filing office.

5.13

Staffing. Each Loan Party shall maintain at all times an appropriate and necessary staff to carry out its business in compliance with all other applicable laws and with training and experience and in number equal to or greater than would be customarily maintained by businesses engaging in similar activities, except where the failure to maintain such staff could not, after taking into account any formal or informal compliance deadline extensions granted by applicable regulatory authorities in effect, reasonably be expected to result in a Material Adverse Change.

5.14

[Intentionally Omitted].

5.15

[Intentionally Omitted].

5.16

[Intentionally Omitted].

5.17

Budget. Attached hereto as Exhibit B-2 is an initial budget, prepared by Borrowers, that sets forth in reasonable detail all receipts and disbursements of Borrowers on a weekly and calendar month basis, separated into line items for each category of receipt or disbursement, and is otherwise in form and substance acceptable to Lender, in its sole discretion (as amended with the consent of Lender in its sole discretion, the “Budget”).

6.

NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, and without the prior consent of Lender in its sole discretion, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not do any of the following:

6.1

Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2

Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (a) Permitted Liens and (b) Liens created by the Loan Documents.

6.3

Restrictions on Fundamental Changes.  Except in connection with a Plan of Reorganization or a Sale approved by the Bankruptcy Court:

(a)

Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

(b)

Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or

(c)

Suspend or close a substantial portion of its or their business.

6.4

Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Section 6.12, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any Collateral held by any Loan Party or any Subsidiary thereof.

6.5

Change Name. Change any Loan Party’s name, organizational identification number, state of organization or organizational identity.

6.6

Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent any Loan Party from (i) engaging in any business that is reasonably related or ancillary to its or their business, or (ii) complying with any requirement of the Bankruptcy Code.

6.7

Prepayments and Amendments.

(a)

Prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party, other than the Obligations in accordance with this Agreement.

(b)

Make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

(c)

Directly or indirectly, amend, modify, or change any material terms or provisions of:

(i)

any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement and (B) Permitted Intercompany Advances, to the extent such amendments, modifications, or changes, individually or in the aggregate, could not reasonably be expected to be adverse to the interests of Lender,

(ii)

any Material Contract or Material Lease, without the consent of Lender, in its sole discretion, or

(iii)

the Governing Documents of any Loan Party.

6.8

Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9

Restricted Junior Payment. Make any Restricted Junior Payment

6.10

Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11

[Intentionally Omitted].

6.12

Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Loan Party or any Affiliate of any Loan Party (except for transactions that are (a) in the Ordinary Course of such Loan Party’s business, including intercompany transactions among the Loan Parties and their affiliates; (b) upon fair and reasonable terms that are no less favorable to such Loan Party then would be obtained in an arm’s length transaction with a non-Affiliate, and (c) are fully disclosed to Lender if they involve one or more payments by such Loan Party in excess of $10,000 per year in the aggregate.

6.13

Use of Advances. Each Loan Party covenants and agrees that, the Loan Parties shall incur Advances and use the proceeds thereof solely to the extent required to pay those expenses enumerated in the Budget as and when such expenses become due and payable and to fund the GHN Reserve.

6.14

Prepetition Indebtedness. Subject to Section 6.7, pay or discharge, or permit any Loan Party to pay or discharge, or cause to be paid or discharged, any Indebtedness of any Loan Party incurred before the Petition Date.

6.15

Limitation on Capital Expenditures. Except as set forth in the Budget, make or incur any Capital Expenditure.

6.16

Chapter 11 Cases. Except with respect to the Carveout, seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Financing Orders; (ii) a priority claim for any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of any kind specified in Section 503(b), 506(b) or (c) or 507(b) of the Bankruptcy Code) equal to or superior to the priority claim of Lender in respect to the Obligations, other than the Carveout; and (iii) any Lien on any Collateral having a priority equal or superior to the Liens in favor of Lender in respect of the Obligations other than Permitted Liens.

6.17

Plan. Propose and/or support any plan or reorganization that fails to indefeasibly and finally pay in full in cash all Obligations on the effective date of said plan without the affirmative consent of the Lender.

7.

PERFORMANCE COVENANTS

7.1

Budget Covenant. Borrowers covenant and agree that Borrowers shall: (a) commencing on the first Wednesday following entry of the Interim Order and on the third Business Day of each week thereafter, generate net cash collections in an amount no less than 20% of the amount set forth in the Budget for the cumulative period commencing on the date of the entry of the Interim Order and ending on such testing date; and (b) commencing on the first Wednesday to occur after the second Friday after the entry of the Interim Order and on the third Business Day of each week thereafter, be permitted a ten percent (10%) variance on disbursements than the aggregate amount projected by the Budget to be expended during the cumulative period commencing on the date of the entry of the Interim Order and ending on such testing date.

8.

EVENTS OF DEFAULT.

8.1

Event of Default.  Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a)

Any of the Borrowers fail to comply with any of the Chapter 11 Milestones;

(b)

Any of the Borrowers shall fail to pay any Obligations to the Lender as and when due, including, but not limited to, the payment of any fees or costs due to the Lender under this Agreement or any Loan Document;

(c)

The Borrowers shall fail to perform, or otherwise breach, any covenant (including the covenants listed in Sections 5 and 6) or agreement of the Borrowers contained in this Agreement, which failure or breach shall continue for ten (10) days after the date upon which Borrowers have received a written notice of such failure or breach from the Lender;

(d)

Any representation or warranty made by a Borrower in this Agreement or by a Borrower (or any of its Officers) in any agreement, certificate, instrument or financial statement or other statement delivered to the Lender pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made;

(e)

The rendering against a Borrower of a final non-appealable arbitration award, judgment, decree or order for the payment of money in excess of $100,000 (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) consecutive days after the entry thereof; provided, however, the foregoing shall not include any Claims (as defined in the Bankruptcy Code) that are timely asserted against the Borrowers in the Chapter 11 Cases and which claims are non-priority, general unsecured claims;

(f)

Any of the Borrowers (except following the Lender’s prior written request or with the Lender’s express prior written consent) shall file a motion with the Bankruptcy Court or any other court with jurisdiction in the matter seeking an order, or an order is otherwise entered, modifying, reversing, revoking, staying, rescinding, vacating, or amending the Financing Orders or any of the Loan Documents, without the Lender’s express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of the Lender);

(g)

Any of the Borrowers shall file, or any other person shall obtain Bankruptcy Court approval of a disclosure statement for a Plan of Reorganization which is not reasonably acceptable to the Lender;

(h)

Any of the Borrowers shall file any motion or application, or the Bankruptcy Court allows the motion or application of any other Person, which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests granted to the Lender under the Financing Orders or the Loan Documents or any such equal or prior claim, lien, or security interest shall be established in any manner, except, in any case, as expressly permitted under the Financing Orders;

(i)

The Financing Orders shall cease to be in full force and effect from and after the date of entry thereof by the Bankruptcy Court;

(j)

The occurrence of any default or event of default under the Financing Orders;

(k)

The entry of an order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Lender, to realize upon, or to exercise any right or remedy with respect to, any asset of the Borrowers or to terminate any license, franchise, or similar agreement, where such termination would reasonably be expected to result in a material adverse change;

(l)

If any creditor of any of the Borrowers receives any adequate protection payment which is not fully acceptable to the DIP Agent in its sole discretion, or any Lien is granted as adequate protection other than as set forth in the Financing Orders;

(m)

Conversion of any of the Chapter 11 Cases to a Chapter 7 case under the Bankruptcy Code, or dismissal of any of the Chapter 11 Cases or any subsequent Chapter 7 case either voluntarily or involuntarily;

(n)

The Interim Order or Final Order are modified, reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of DIP Agent (and no such consent shall be implied from any other authorization or acquiescence by DIP Lender);

(o)

A trustee or an examiner with special powers is appointed pursuant to Section 1104 of the Bankruptcy Code;

(p)

Non adherence with the Budget except to the extent of any Permitted Variance;

(q)

Non-adherence to Section 7.1; or

(r)

The occurrence of a Change of Control.

Then, and in any such event, Lender may, by notice to Borrowers, declare (A) the Commitments of Lender and the obligation of Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (B) the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Obligations, all such interest and fees and all such amounts shall be forthwith due and payable.

8.2

Rights and Remedies. On the Termination Date, and notwithstanding the provisions of Section 362 of the Bankruptcy Code, Lender may, by providing written notice to Borrowers, counsel to the Committee, and the U.S. Trustee, and in addition to any other rights or remedies provided for hereunder or under any other Loan Document (including, without limitation, the Order) or by the UCC or any other applicable law, do any one or more of the following:

(a)

declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers;

(b)

terminate the Borrowers’ ability to access the Facility; and

(c)

upon seven (7) days notice to the above referenced parties, obtain and liquidate the Collateral without the necessity for any further order from the Bankruptcy Court or any other court, or the initiation of any further proceeding with Borrowers, to be negotiated by Borrowers and Lender in good faith; provided however, that the Lender shall provide an accounting to the Borrowers, the Committee and the U.S. trustee of the proceeds of any liquidation of the Collateral and return any Collateral, or proceeds thereof, in excess of amounts owed to the Lender hereunder within ten (10) days of such liquidation(s).

8.3

Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

8.4

Remedies on Operating Account.  Notwithstanding the election of remedies under this Section 8, their shall be an appropriate amount in the Borrowers’ appropriate bank account in an amount not less than the total amount of accrued and unpaid sales and payroll taxes and payroll related payments, which amounts shall be identified to the Lender and subject to its review and consent.  For avoidance of doubt, any cash earmarked for the payment of sales and payroll taxes and payroll related expenses shall not be used by the Borrowers for any other purpose other than making payment of the applicable sales and payroll taxes and payroll related payments as and when due.

8.5

Chapter 11 Milestone.  Any one or more of the following events shall constitute an a chapter 11 milestone (each, a “Chapter 11 Milestone”) under this Agreement:

(a)

Within (10) days of the Petition Date, file a motion to sell substantially all of the Debtors’ assets, which Sale Motion shall be in form and substance acceptable to the Lender;

(b)

Within (10) days of the Petition Date, file a motion in form an substance acceptable to the DIP Lender, to approve bidding procedures for the sale (the “Bid Procedures”);

(c)

No later than thirty-one (31) days after the Petition Date, obtain an order of the Bankruptcy Court in form and substance acceptable to the DIP Lender, approving the Bid Procedures;

(d)

No later than forty-five (45) days after the Petition Date, deliver Schedules to the Lender;

(e)

No later forty-five (45) days after the Petition Date, file schedules of assets and liabilities and statements of financial affairs for the Debtors;

(f)

No later than thirty (30) days after the Petition Date, obtain entry of the Final Order in form and substance acceptable to the Lender;

(g)

No later than seventy-eight (78) days after the Petition Date, commence and conclude an auction pursuant to the Bid Procedures;

(h)

No later than eighty (80) days of the Petition Date, obtain entry of an order of the Bankruptcy Court in form and substance acceptable to the Lender, approving the Sale;

(i)

No later than eighty (80) days after the Petition Date, close the Sale pursuant to the Bid Procedures and (i) indefeasibly and finally pay the Obligations to the Lender in full in cash at the closing of the sale or (ii) convey the Collateral pursuant to credit bid, in the event the Lender elects to credit bid.

9.

PRIORITY AND COLLATERAL SECURITY

9.1

Superpriority Claims and Collateral Security.

(a)

Borrowers and any Loan Party, as applicable, jointly and severally warrant and covenant that, except as otherwise expressly provided in this paragraph, upon the entry of the applicable Financing Order, the Obligations of any Loan Party under the Loan Documents:

(i)

shall at all times constitute a Superpriority Claim in the Chapter 11 Cases having priority, pursuant to Section 364(c)(1) and 507(b) of the Bankruptcy Code (subject only to the Carveout), over the other administrative claims of any entity, including, without limitation any claims under Sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(b) and (c), 507(a), 507(b), 546(c), 546(d), 726 (to the extent permitted by law), 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code and shall at all times be senior to the rights of the Loan Parties, the Loan Parties’ estates, any successor trustee to the extent permitted by law, or any other creditor in the Chapter 11 Cases;

(ii)

pursuant to Sections 361, 362, 364(c)(2) and 364(c)(3) of the Bankruptcy Code and the Security Instruments, to the extent necessary, shall at all times be secured by, and the Loan Parties hereby grant to Lender, a continuing, valid, binding, enforceable, non-avoidable and automatically properly perfected post-petition security interest and first priority (subject to the Carveout) Lien on all of the Loan Parties’ existing and after acquired real and personal property and other assets that constitute Collateral hereunder, tangible and intangible, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Loan Parties, whether owned or consigned by or to, or leased from or to the Loan Parties and regardless of where located whether real or personal, of any nature whatsoever.

(b)

Such Superpriority Claim and Liens referred to in Section 9.1 shall be subject to the Carveout, but shall otherwise be senior in priority to (i) all claims against any Loan Party in the Chapter 11 Cases; and (ii) all other Liens on the assets and properties of the Loan Parties.

9.2

[Intentionally Omitted].

9.3

No Discharge; Survival of Claims. Pursuant to Section 1141(d)(4) of the Bankruptcy Code, the Loan Parties hereby waive any discharge of the Obligations with respect to any plan of reorganization that shall not provide for the payment in full in cash of the Obligations (other than contingent indemnification and reimbursement Obligations in respect of which no claim for payment has been asserted by the Person entitled thereto) under this Facility.

10.

WAIVERS; INDEMNIFICATION.

10.1

Demand; Protest; etc.. The Loan Parties waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which the Loan Parties may in any way be liable.

10.2

Lender’s Liability for Collateral. The Loan Parties hereby agree that: (a) so long as Lender complies with its obligations, if any, under the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties, except any thereof resulting from the gross negligence, bad faith or willful misconduct of Lender as finally determined by a court of competent jurisdiction.

10.3

Indemnification. The Loan Parties shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties’ compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (unless the Committee in the Chapter 11 Cases obtains a final nonappealable order avoiding all of the Liens in the Prepetition Collateral granted to the Prepetition First Priority Lender to secure the Prepetition First Priority Obligations), and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, the Loan Parties shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.

NOTICES.

All notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or facsimile. In the case of notices or demands to any Loan Party hereunder or any service of process to any Loan Party or Lender, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:

c/o Polsinelli LLP.

222 Delaware Avenue, Suite 1101

Wilmington, DE 19801

Telephone: 302-252-0930

Facsimile: 302-252-0921

Attn: Jeremy Johnson (jjohnson@polsinelli.com)

Jarrett Vine (jvine@polsinelli.com)

If to Lender:

Soupman Lending LLC

1999 Avenue of the Stars, Suite 2040

Los Angeles, CA 90067

Telephone: 310-286-2929

Facsimile: 310-286-6662

Attn: Vikas Tandon

with copies to:

Arent Fox LLP

1675 Broadway

New York, NY 10019

Telephone: 212-484-3900

Facsimile: 212-484-3990

Attn: Robert M. Hirsh (robert.hirsh@arentfox.com)

 Beth M. Brownstein

(beth.brownstein@arentfox.com)

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received when sent. If any notice, disclosure, or report is required to be delivered pursuant to the terms of this Agreement on a day that is not a Business Day, such notice, disclosure, or report shall be deemed to have been required to be delivered on the immediately following Business Day.

12.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN MANHATTAN COUNTY, NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LOAN PARTIES AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b); PROVIDED, FURTHER, HOWEVER, THAT ALL PARTIES

HEREBY AGREE THAT THEY HAVE CONSENTED TO THE JURISDICTION OF THE BANKRUPTCY COURT AND THAT THE BANKRUPTCY COURT WILL RETAIN EXCLUSIVE JURSIDICTION WITH RESPECT TO ALL DISPUATES SO LONG AS THE CHAPTER 11 CASES REMAIN PENDING.

(c)

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE LOAN PARTIES AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.

[INTENTIONALLY OMITTED].

14.

AMENDMENTS; WAIVERS; SUCCESSORS; INDEMNIFICATION.

14.1

Amendments and Waivers.  No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by Lender and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.

14.2

[Intentionally Omitted].

14.3

No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

14.4

Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall, unless otherwise provided in such consent, release Borrowers from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder or assign any Advances or Commitment (in whole or in part) to an affiliate without notice to or consent of Borrowers.

14.5

Costs and Expenses; Indemnification. Lender may incur and pay Lender Expenses to the extent Lender reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Loan Parties are obligated to reimburse Lender for such expenses pursuant to this Agreement or otherwise. Lender is authorized and directed to deduct and retain sufficient amounts from the Collections of the Loan Parties received by Lender to reimburse Lender for such out-of-pocket costs and expenses. Subject to and in accordance with Section 10.3 hereof, whether or not the transactions contemplated hereby are consummated, the Loan Parties shall indemnify upon demand the Lender-Related Persons from and against any and all Indemnified Liabilities; provided, however, that the Loan Parties shall not be liable for the payment to any Lender-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. The undertaking in this Section shall survive the payment of all Obligations hereunder.

15.

[INTENTIONALLY OMITTED].

16.

[INTENTIONALLY OMITTED].

17.

GENERAL PROVISIONS.

17.1

Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers, Lender, and each Loan Party whose signature is provided for on the signature pages hereof.

17.2

Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3

Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or the Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4

Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5

Debtor-Creditor Relationship. The relationship between Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Lender does not have (and shall not be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Lender, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.6

Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.7

Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Loan Parties or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable out-of-pocket costs, expenses, and attorneys fees of Lender related thereto, the liability of the Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.8

[Intentionally Omitted].

17.9

Lender Expenses.  Notwithstanding the Work Fee, the Loan Parties agree to pay any and all Lender Expenses (exclusive of those covered by the Work Fee) promptly after demand therefor by Lender and agrees that its respective obligations contained in this Section 17.9 shall survive payment or satisfaction in full of all other Obligations.

17.10

USA PATRIOT Act. Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Lender to identify the Loan Parties in accordance with the Patriot Act.

17.11

Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.

JOINT AND SEVERAL LIABILITY

Each Loan Party acknowledges, represents and warrants the following:

18.1

Inducement. Lender has been induced to make the Advances to Borrowers in part based upon the assurances by each Loan Party that each Loan Party desires that the

Advances be honored and enforced as separate obligations of each Loan Party, should Lender desire to do so.

18.2

Combined Liability. Notwithstanding the foregoing, the Advances and the other obligations of Loan Parties constitute the joint and several obligations of each and every Loan Party, and Lender may at its option enforce the entire amount of the Advances and the other obligations of the Loan Parties against any one or more Loan Parties.

18.3

Separate Exercise of Remedies. Lender may exercise remedies against each Loan Party and its property separately, whether or not Lender exercises remedies against any other Loan Party or its property. Lender may enforce one or more Loan Parties’ Obligations without enforcing any other Loan Party’s Obligations. Any failure or inability of Lender to enforce one or more Loan Parties’ Obligations shall not in any way limit Lender’s right to enforce the Obligations of any other Loan Party. If Lender forecloses or exercises similar remedies on any Collateral, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Advances only to the extent of the cash proceeds actually realized by Lender from such foreclosure or similar remedy or, if applicable, Lender’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Advances secured by such Collateral under the applicable state law.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:

The Original Soupman, Inc.

By:	/s/ Michael Wyse
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer
Soupman Inc.

By:	/s/ Michael Wyse
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer
Kiosk Concepts

By:	/s/ Michael Wyse
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer

LENDER:

Soupman Lending LLC

By:	/s/ Vikas Tandon
Name: Vikas Tandon
Title: Authorized Signatory

LIST OF EXHIBITS AND SCHEDULES

Exhibit B-1

Form of Compliance Certificate

Exhibit B-2

Budget

Exhibit C-1

Reporting Requirements

Schedule A-1

Loan Account

Schedule A-2

Authorized Person

Schedule D-1

Designated Account

Schedule 3.1(b)

Defaults

Schedule 3.2(i)

Material Contracts

Schedule 3.2(m)

Affiliate Transactions

Schedule 4.(b)

Ownership and Capital Structure

Schedule 4.2

No Conflict

Schedule 4.4

Collateral

Schedule 4.6

Jurisdiction of Formation; Locations of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

Schedule 4.7(b)

Litigation

Schedule 4.8

Compliance with Laws

Schedule 4.11

Employee Benefits

Schedule 4.13

Intellectual Property

Schedule 4.14

Leases

Schedule 4.15

Deposit Accounts and Securities Accounts

Schedule 4.19

Indebtedness

Schedule 4.20

Taxes

Schedule 5.5

Permits

Schedule 5.12

Form of Guaranty

Schedule 6.6

Nature of Business

EXHIBIT B-1

Form of Compliance Certificate

COMPLIANCE CERTIFICATE
[BORROWER]

Date: _________________,

This Compliance Certificate (this “Certificate”) is given by Soupman Lending LLC, a California limited liability company (together with its successors and assigns, the “Lender” or “Agent”), The Original Soupman, Inc. a Delaware corporation, Soupman Inc., a Delaware corporation and Kiosk Concepts, a Delaware Corporation (collectively, the “Borrowers”), pursuant to Section 5.2 of that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Securities Agreement dated as of January __, 2017 (as the same has been amended through the date hereof, the “Credit  Agreement”) among Borrowers, the other Loan Parties thereunder, and Soupman Lending LLC, a California limited liability company (the “Lender”). Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The officer executing this Certificate is the Chief Executive Officer of Borrowers, and as such is duly authorized to execute and deliver this Certificate on behalf of the Loan Parties. By so executing this Certificate, Borrowers hereby certifies that:

(a)

the financial statements delivered with this Certificate in accordance with Section 5.1 and the reporting delivered with this Certificate in accordance with Section 5.2 of the Credit Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Loan Parties as of, and for the respective periods ending on, the dates of such financial statements and reporting;

(b)

Borrowers has reviewed the relevant terms of the Loan Documents and the condition of Borrowers and the other Loan Parties;

(c)

no Default or Event of Default has occurred or is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action the Loan Parties have taken, and are undertaking and propose to take with respect thereto; and

(d)

Borrowers has been and is in compliance with the Performance Covenants set forth in Section 7 of the Credit Agreement, except as set forth in Schedule 1 hereto.

IN WITNESS WHEREOF, Borrowers has caused this Certificate to be executed by the of Borrowers this ______ day of _____, 2017.

IN WITNESS WHEREOF, the parties hereto have caused this DIP Credit Agreement to be executed the day and year first above written.

BORROWER:

The Original Soupman, Inc.

By:
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer
Soupman Inc.

By:
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer
Kiosk Concepts

By:
Name: Michael Wyse
Title: Chief Restructuring Officer and Interim Chief Financial Officer

LENDER:

Soupman Lending LLC

By:
Name: Vikas Tandon
Title: Authorized Signatory

EXHIBIT B-2

Budget

EXHIBIT C-1

Reporting Requirements

(a)

Financial Reports. The Loan Parties shall furnish to Lender in a form satisfactory to Lender, in its sole discretion, as soon as available and in any event within fifteen (15) Business Days after the end of each calendar month; provided that such monthly financial statements may be subsequently revised as a result of year-end audit adjustments:

(i)

unaudited consolidated financial statements for such calendar month and/or quarter, as applicable, of the Loan Parties consisting of a balance sheet, and related statements of income, retained earnings, cash flows and owners’ equity, all of which shall be certified on behalf of the Loan Parties by an Authorized Person as being in compliance with this paragraph (a);

(ii)

an operating report for the Loan Parties, including a detailed comparison of the actual year-to-date operating results against (x) the projected operating budget delivered hereunder for the current or prior fiscal year and (y) the actual operating results for the same period during the prior fiscal year, in each case inclusive of profit and loss statements and including a narrative detailing the reasons for the variances; and

(iii)

solely with respect to the last month of each fiscal quarter, a management report signed by an Authorized Person of Borrowers, describing in reasonable detail the Loan Parties’ operations and financial condition for such month.

All financial statements shall be prepared, and shall be complete, correct and fairly presenting in all material respects, in each case in accordance with GAAP consistently applied with prior periods the financial position and results of operations of the Loan Parties (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments).

(b)

Other Materials. The Loan Parties shall furnish to Lender, in form and substance satisfactory to Lender in its sole discretion, as soon as available and in any event within ten (10) Business Days after the preparation, receipt or issuance thereof or request therefor by Lender, (A) copies of any reports and management control letters provided by the Loan Parties’ independent accountants and (B) such additional information, documents, statements, and other materials as Lender may request from time to time in its sole discretion.

(c)

Notices. The Loan Parties promptly, and in any event within five (5) Business Days after any Loan Party or Authorized Person thereof obtains knowledge thereof, shall notify Lender in writing of:

(i)

any pending or threatened action, suit, proceeding or investigation involving any Loan Party or Subsidiary thereof, or any such Person’s Property to the extent the amount in controversy exceeds $50,000 in the aggregate or any injunctive relief is sought;

2

(ii)

 the existence of any Default or Event of Default (or any “default” or “event of default” under any Subordinated Debt Document), which notice shall specify the nature, status and period of existence thereof and the actions proposed to be taken with respect thereto;

(iii)

(A) the receipt of any notice or request from any Governmental Authority regarding any liability or claim equal to or exceeding $50,000 in the aggregate or (B) any material action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing);

(iv)

any notice regarding termination of any lease of material real property (other than any such termination resulting from the scheduled expiration thereof, pursuant to the originally agreed upon terms) or of any senior officer, or the loss, termination or expiration of any material xontract to which any Loan Party or its assets are bound; and

(v)

the filing, recording or assessment of any federal, state, local or foreign tax Lien against any Collateral or any Loan Party.

(d)

Updates. The Loan Parties shall furnish to Lender revisions to the schedules to any Loan Document to the extent necessary or appropriate; provided, that delivery or receipt thereof by Lender shall not constitute a waiver by Lender or a cure of any Default or Event of Default resulting therefrom, or result in an amendment or modification of such schedules.

(e)

Material Adverse Change. Promptly upon an Authorized Person of any Loan Party obtaining knowledge of any development or event that has caused, or which could reasonably be expected to cause, a Material Adverse Change with respect to which notice is not otherwise required to be given pursuant to this Exhibit C-1, an Officer’s Certificate of the Borrowers setting forth the details of such development or event and stating what action the relevant Loan Party has taken or proposes to take with respect thereto.

(f)

Management Letters. Promptly after the receipt thereof by any Loan Party, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to such Loan Party by its independent certified public accountants in connection with any audit of the Loan Parties made by such accountants.

(g)

Other Information. Any other information, including financial statements and computations, relating to the performance of any Loan Party that Lender may from time to time request in its sole discretion and which is reasonably capable of being obtained, produced or generated by such Loan Party (without undue effort and undue expense).

3

Schedule A-1

Loan Account

[To be provided by Lender]

4

Schedule A-2

Authorized Person

•

Michael Wyse, Chief Restructuring Officer

Schedule D-1

Designated Account

•

Soupman Inc. – Debtor-in-Possession at Rabobank; account ending in 1666

•

Kiosk Concepts, Inc. – Debtor-in-Possession at Rabobank; account ending in 256

Schedule 4(b)

Ownership and Capital Structure

•

See attached organizational chart

2

Schedule 4.2

No Conflict

•

None

3

Schedule 4.4

Collateral

•

Please see the definition of “Collateral” as set forth in the Agreement

4

Schedule 4.6

Jurisdiction of Formation; Locations of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

•

All of the Debtors were formed in the State of Delaware.

•

The chief executive officer of each of the Debtors is 1110 South Ave., Suite 100, Staten Island, New York 10314

•

The EIN of Soupman, Inc. is 61-1638630.

•

The EIN of The Original Soupman, Inc. is 27-0300182.

•

The EIN of Kiosk Concepts, Inc. is 22-3844839.

•

The Debtors have no commercial tort claims.

5

Schedule 4.7(b)

Litigation; Other

•

Please see section 7 of the Statement of Financial Affairs for each of the Debtors, filed on July 13, 2017.

•

Potential tax liability resulting from the indictment United States v. Robert N. Bertrand, Case No. 17-0186. Mr. Bertrand was indicted for underreporting the Debtors’ tax liability related to cash and stock compensation. The Debtors estimate that they could be liable for approximately $600,000.00.

6

Schedule 4.8

Compliance with Laws

•

None

7

Schedule 4.11

Employee Benefits

•

Health insurance and prescription drug reimbursements for Jamie Karson, Dan Rubano and Jessy Perez.

8

Schedule 4.13

Intellectual Property

•

Soup formulations

•

Soup recipes

•

Trademarks

UNITED STATES
Ref. No.	Trademark	Registration No. (R/N)

121785	THE ORIGINAL AL YEGANEH SOUP MAN WORLD RENOWNED...	R/N 3,294,460
121786	SOUP MAN WORLD RENOWNED SOUP	R/N 3,294,455
121787	WHAT NEW YORKERS LINE UP FOR	R/N 3,564,988
121788	I SET THE STANDARD	R/N 3,187,812
121789	THE ORIGINAL SOUPMAN	R/N 3,294,914
123694	THE SOUP MAN	R/N 2,384,453
136396	SOUPMAN SALADS SANDWICHES PANINIS WRAPS	R/N 3,611,235
136570	THE ORIGINAL SOUPMAN AL YAGANEH EST. 1984 WORLD RENOWNED SOUP	R/N 3,611,240
138924	THE ORIGINAL SOUPMAN AL YAGANEH EST. 1984 & DESIGN	R/N 3,611,290
153588	SOUP FOR YOU!	R/N 3,856,347
162147	THE ORIGINAL SOUPMAN (kettle in letter "O" of SOUPMAN)	R/N 4,009,409
161764	NO SOUP FOR YOU! (Class 29)	11-19-11 Notice of Allowance issued

9

165696	NO SOUP FOR YOU! (Classes 21,25, 43)	12-3-12 Notice of Acceptance of Statement of Use Issued – Certificate of Registration will issue
CTM
Ref. No.	Trademark	Registration No.

121791	SOUP KITCHEN INTERNATIONAL	4,766,002
121796	THE ORIGINAL SOUPMAN	4,764,775
AUSTRALIA
Ref. No.	Trademark	Registration No.

121792	SOUP KITCHEN INTERNATIONAL	1,087,130
121795	THE ORIGINAL SOUPMAN	1,087,129
JAPAN
Ref. No.	Trademark	Registration No.

121793	SOUP KITCHEN INTERNATIONAL	4,955,706
121794	THE ORIGINAL SOUPMAN	4,955,705

10

Schedule 4.14

Leases

•

None

11

Schedule 4.15

Deposit Accounts and Securities Accounts

•

See section 3 of Schedule A/B of the Debtors’ bankruptcy schedules, which are fully incorporated herein by reference.

12

Schedule 4.19

Indebtedness

•

See schedule D to the Debtors’ bankruptcy schedules. The other debts and lien listed on schedule D will remain outstanding after the closing of this Facility.

13

Schedule 4.20

Unfiled Tax Returns and Unpaid Taxes

•

None

14